UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on May 27, 2010. The following matters were voted on at the annual meeting:

1.	The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors:	For	Withheld	Broker Non-Votes

Sean McDevitt	7,990,609	46,700	3,892,925
Tim Kopra	6,703,387	1,333,922	3,892,925
John Voris	7,325,089	712,220	3,892,925
Pat LaVecchia	7,504,762	532,547	3,892,925
Wayne Yetter	7,923,944	113,365	3,892,925
Jean-Pierre Millon	7,990,109	47,200	3,892,925
David Dreyer	7,990,609	46,700	3,892,925
James Freddo, M.D.	7,990,109	47,200	3,892,925

2.	The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, registered public accounting firm, as auditors of the Company for the year ending December 31, 2010. The results of the vote taken were as follows:

For:	11,883,534
Against:	46,700

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean Whelan
Sean Whelan
Chief Financial Officer

Dated: May 28, 2010